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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 33-38702 of Quanex Corporation on Form S-8 of our reports dated November 23, 1998 and June 1, 1998, appearing in the Annual Report on Form 10-K of Quanex Corporation for the fiscal year ended October 31, 1998 and in the Annual Report on Form 11-K of Quanex Corporation Employee Savings Plan for the year ended December 31, 1998, respectively.



DELOITTE & TOUCHE LLP

Houston, Texas
October 15, 1999